ImmunoGen Announces Susan Altschuller on FMLA Leave; Interim CFO Appointed

Waltham, MA – December 28, 2022 – ImmunoGen, Inc. (Nasdaq: IMGN), a leader in the expanding field of antibody-drug conjugates (ADCs) for the treatment of cancer, today announced that Susan Altschuller, PhD, Senior Vice President and Chief Financial Officer (CFO), is on leave under the Family and Medical Leave Act (FMLA) and will not continue employment with ImmunoGen at the conclusion of her leave. Dr. Altschuller’s leave is unrelated to the Company’s financial or business performance.

Renee Lentini, Vice President of Finance and Chief Accounting Officer, has been appointed interim CFO while the Company engages in a search for Dr. Altschuller’s permanent replacement. Since joining ImmunoGen in 2004, Ms. Lentini has held positions of increasing responsibility with the Company’s finance organization, including oversight for global accounting, tax, and treasury.

“On behalf of the Board of Directors, I thank Susan for her contributions to the company and wish her the best. We have a strong finance team in place to support the business and will move quickly to initiate a search for a new CFO,” said Mark Enyedy, ImmunoGen’s President and Chief Executive Officer. “With the recent FDA approval of ELAHERE™ (mirvetuximab soravtansine-gynx) for platinum-resistant ovarian cancer, our top priority is executing the US launch with excellence and we look forward to a promising year ahead as we expand upon a strong start in the market and advance our pipeline of novel ADCs.”

ABOUT IMMUNOGEN

ImmunoGen is developing the next generation of antibody-drug conjugates (ADCs) to improve outcomes for cancer patients. By generating targeted therapies with enhanced anti-tumor activity and favorable tolerability profiles, we aim to disrupt the progression of cancer and offer our patients more good days. We call this our commitment to TARGET A BETTER NOW™.

Learn more about who we are, what we do, and how we do it at www.immunogen.com.

ABOUT ELAHERE (MIRVETUXIMAB SORAVTANSINE-GYNX)

ELAHERE (mirvetuximab soravtansine-gynx) is a first-in-class ADC comprising a folate receptor alpha-binding antibody, cleavable linker, and the maytansinoid payload DM4, a potent tubulin inhibitor designed to kill the targeted cancer cells. Please see full Prescribing Information, including a Boxed Warning, for ELAHERE here.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. These statements include, but are not limited to, ImmunoGen’s expectations related to the commercial launch of mirvetuximab. Various factors could cause ImmunoGen’s actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this release. Factors that could cause future results to differ materially from such expectations include, but are not limited to: the timing and outcome of the Company’s preclinical and clinical development processes; the difficulties inherent in the development of novel pharmaceuticals, including uncertainties as to the timing, expense, and results of preclinical studies, clinical trials, and regulatory processes; the timing and outcome of the Company’s anticipated interactions with regulatory authorities, including that the FDA may determine that our BLA for mirvetuximab does not meet the conditions for accelerated approval; the risk that we may not be able to obtain adequate prices and reimbursement for any approved products, including the potential for delays or additional difficulties for mirvetuximab; the risk that the results of the ongoing MIRASOL trial may fail to support full approval of mirvetuximab and, if so, that additional studies may be required; risks and uncertainties associated with the scale and duration of the COVID-19 pandemic and the resulting impact on ImmunoGen’s industry and business; and other factors as set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2022, Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2022, August 1, 2022 and November 4, 2022, and other reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law.

INVESTOR RELATIONS CONTACT

ImmunoGen

Anabel Chan

781-895-0600

anabel.chan@immunogen.com

MEDIA CONTACTS

ImmunoGen

Courtney O’Konek

781-895-0600

courtney.okonek@immunogen.com

OR

FTI Consulting

Robert Stanislaro

212-850-5657

robert.stanislaro@fticonsulting.com